                                                                    EXHIBIT 3.10

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                         COLLABORATIVE CARE CORPORATION
                            (Control Number: 0293295)

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1.       The name of the corporation is Collaborative Care Corporation.

         2.       The amendment as adopted is:

                  The Charter of the corporation (as amended) is amended by striking Number 3 in its entirety and replacing therefor the following:

                  3. The corporation's registered office is located at 113 Seaboard Lane, Suite C-100, Williamson County, Franklin, Tennessee 37067. The registered agent at the office is Steven T. Davidson.

                  The Charter of the corporation (as amended) is amended by striking Number 5 in its entirety and replacing therefor the following:

                  5. The complete address of the corporation's principal office is 113 Seaboard Lane, Suite C-100, Williamson County, Franklin, Tennessee 37067.

         3.       The corporation is a for-profit corporation.

         4. The amendment was duly adopted by the joint unanimous consent action of the sole shareholder and the members of the Board of Directors of the corporation on August 5, 2002.

         5. The amendment shall be effective when these articles are filed with the Secretary of State.

         Dated this 22nd day of August, 2002.

                                        COLLABORATIVE CARE CORPORATION

                                        By:   /s/ Steven T. Davidson
                                              ----------------------------------

                                              Steven T. Davidson, Vice President

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                    TENNESSEE MENTAL HEALTH COOPERATIVE, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

         1. The name of the corporation is Tennessee Mental Health Cooperative, Inc.

         2. The text of the amendments adopted are:

         A. The Charter of Tennessee Mental Health Cooperative, Inc. (the "Company") is amended by deleting item No. 1 in its entirety and inserting in lieu thereof the following:

         "The name of the corporation is "COLLABORATIVE CARE CORPORATION."

         B. The Charter is further amended to include the following item No. 10:

         "Case Management, Inc., a Tennessee nonprofit corporation ("CMI") and Mental Health Cooperative, Inc., a Tennessee nonprofit corporation ("MHC"), shall each have the right to designate one person to be a member of the Corporation's Board of Directors. The directors appointed by CMI and MHC may be removed or replaced at any time by either CMI or MHC, as the case may be, by the delivery of notice to the board of directors of such removal or replacement. The Corporation's Charter and Bylaws regarding the appointment of one member of the Corporation's Board of Directors by each of CMI and MHC shall not be amended without the prior approval of the Board of Directors of CMI and MHC, which approval shall not be unreasonably withheld."

         3. This amendment was duly adopted as of February 29, 1996, by written consents of the sole shareholder and board of directors of the Company.

         4. This amendment is to be effective when filed with the Secretary of State of Tennessee.

TENNESSEE MENTAL HEALTH COOPERATIVE, INC.

By:      /s/ Fred D. Furman
   -----------------------------------------
          Fred D. Furman, Secretary

                               C H A R T E R

                                    O F

                    TENNESSEE MENTAL HEALTH COOPERATIVE, INC.

         The undersigned person(s) under the Tennessee Business Corporation Act adopt(s) the following charter for the above listed corporation:

1.       The name of the corporation is TENNESSEE MENTAL HEALTH COOPERATIVE,
         INC.

2. The number of shares of stock the corporation is authorized to issue is one (1) million shares of common stock with a par value of one cent ($.01) per share. The holders of said shares shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution in accordance with their respective rights and interests.

3. (a) The complete address of the corporation's initial registered office in Tennessee is c/o C T CORPORATION SYSTEM

   530 Gay Street                  Knoxville                 Tennessee 37902
--------------------------------------------------------------------------------
Street Address                       City                    State, Zip Code

County of         Knox        .
          --------------------

         (b) The name of the initial registered agent, to be located at the
address listed in 3(a), is           C T CORPORATION SYSTEM
                             ----------------------------------------------

4.       The came and complete address of the incorporator is:

Allen Tepper      3990 Old Town Avenue, Suite 206A, San Diego, CA 92110
-----------------------------------------------------------------------
Name                                Address                    Zip Code

5. The complete address of the corporation's principal office is: 275 Cumberland Bend, Nashville, Tennessee 37228.

6.       The corporation is for profit.

7. The affairs of the corporation shall be under the direction of the board of directors. The number, term of office, manner of election of appointment, and qualifications of the directors shall be as fully set forth in the bylaws of the corporation. The names of the persons who shall serve as the initial directors of the corporation until their successors are duly elected and qualified are:

                           Allen Tepper
                           Susan D. Erskine

8. The corporation shall indemnify (which indemnification shall include, without limitation, advancing reasonable expenses) any person who is or was a director or officer of the corporation to the fullest extent required or permitted by applicable law; provided, however, that no indemnification shall be made in any proceeding involving acts or omissions of such director or officer in such person's personal capacity. In addition, the corporation shall have the power to indemnify (which indemnification shall include, without limitation, advancing reasonable expenses) to the fullest extent permitted by law such other persons (including, without limitation, an employee or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) as the board of directors may determine from time to time. The corporation shall have the power to purchase and maintain at its expense insurance on behalf of such persons to the fullest extent permitted by applicable law, whether or not the corporation would have the power to indemnify such person under the foregoing provisions.

9. A director of the corporation shall not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except that the liability of a director of the corporation shall not be eliminated or limited to the extent that the director is found liable: (i) for a breach of the director's duty of loyalty to the corporation; (ii) for an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) for a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) for an act or omission for which the liability of a director is expressly provided by an applicable statute; (v) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (vi) in connection with any other proceeding charging improper personal benefit to the director whether or not involving action in the director's official capacity in which he was adjudged liable on the basis that benefit was improperly received by him. If any statute of the State of Tennessee is amended to authorize the further elimination or limitation of the liability of the directors of the corporation, then the liability of directors of the corporation shall be limited to the fullest extent permitted by the statutes of the State of Tennessee, as so amended, and such elimination or limitation of liability of a director of the corporation provided by the foregoing provisions of this section.

       4/5/95                                      /s/ Allen Tepper
-------------------------------           --------------------------------------

                                            Allen Tepper
                                          --------------------------------------
                                          Incorporator's Name (typed or printed)




                                       3